FRONTIER ADJUSTERS OF AMERICA, INC.

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK


         This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $.01 per share (the "Shares"), of Frontier Adjusters of America, Inc., an Arizona corporation (the "Company"), are not immediately available or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), to reach the Information Agent/Depositary prior to the Expiration Time (as defined in the Offer to Purchase).


         This Notice of Guaranteed Delivery form or a facsimile of it, signed and properly completed may be delivered by hand, mail or facsimile transmission to the Depositary by the Expiration Time (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

             THE INFORMATION AGENT AND DEPOSITARY FOR THE OFFER IS:

                         U.S. Stock Transfer Corporation
                              1745 Gardenia Avenue
                                    Suite 200
                             Glendale, CA 91204-2991
                            Telephone: (818) 502-1404
                            Facsimile: (818) 502-0674
                         Confirm receipt of facsimile by
                            telephone: (818) 502-1404


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THE ONE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

         This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature guarantee on the Letter of Transmittal is required (as described in the Letter of Transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company at a price of $2.90 per Share, net to the seller in cash, upon the terms and subject to conditions set forth in the Company's Offer to Purchase, dated May 12, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.


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                                    ODD LOTS

         To be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on May 12, 1999, an aggregate of fewer than 100 Shares, and who will continue to own all of such Shares beneficially as of the Expiration Time.


The undersigned either (check one box):

[_] was the beneficial or record holder as of the close of business on May 12, 1999 of an aggregate of fewer than 100 Shares, and will continue to be the beneficial or record holder of such Shares at the Expiration Time, all of which are being tendered; or

[_]  is a broker, dealer,  commercial bank, trust company or other nominee that:
(a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner, that each such person was the beneficial or record owner as of the close of business on May 12, 1999, and will continue to own beneficially or of record as of the Expiration Time, an aggregate of fewer than 100 Shares and is tendering all such Shares.
--------------------------------------------------------------------------------

                                 TENDERED SHARES


Number of Shares: ______________________________________________________________



Signature(s):

_______________________________________________________


_______________________________________________________



Certificate Nos. (if available): ______________________


_______________________________________________________



Address: ______________________________________________


_______________________________________________________
                                             (Zip Code)

Daytime Telephone
Area Code and No.: ____________________________________


_______________________________________________________

                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

         THE UNDERSIGNED, A FIRM WHICH IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION, OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES (I) THAT THE ABOVE-NAMED PERSONS(S) OWN(S) THE SHARES TENDERED HEREBY WITHIN THE MEANING OF RULE 13E-4 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, (II) THAT SUCH TENDER OF SHARES COMPLIES WITH RULE 13E-4, AND (III) TO DELIVER TO THE DEPOSITARY, AT ITS ADDRESS SET FORTH ABOVE, SHARE CERTIFICATES EVIDENCING THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, IN EACH CASE WITH DELIVERY OF A LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), PROPERLY COMPLETED AND DULY EXECUTED AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE TRADING DAYS ON THE AMEX NATIONAL MARKET OF THE DATE HEREOF.

         The firm that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein, Failure to do so could result in a financial loss to such firm.



----------------------------------------     -----------------------------------


Name of Firm: _______________________          _________________________________
                                                     Authorized Signature


Address: ____________________________

_____________________________________          Name: ___________________________
                           (Zip Code)
                                               Title: __________________________


Area Code and
Telephone No.: ______________________          Date: ___________________________

----------------------------------------     -----------------------------------

         NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.